Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors.
Free Cash Flow
Free cash flow is defined as cash from operations minus Capital expenditures. Free cash flow after dividends is defined as cash from operations minus Capital expenditures and dividends. Free cash flow dividend payout ratio is defined as the percentage of dividends paid to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including Capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
Net cash provided by operating activities	$9,218	$7,900
Less: Capital expenditures	(6,015)	(4,669)
Free Cash Flow	3,203	3,231

Less: Dividends paid	(3,009)	(2,947)
Free Cash Flow after Dividends	$194	$284
Free Cash Flow Dividend Payout Ratio	93.9%	91.2%

EBITDA
Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with U.S. generally accepted accounting principles (GAAP).

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from segment contribution. For our supplemental presentation of our combined domestic wireless operations (AT&T Mobility) and our supplemental presentation of the Mexico Wireless and Latin America operations of our International segment, EBITDA excludes depreciation and amortization from operating income.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing segment performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which segment managers are responsible and upon which we evaluate their performance. Management uses Mexico Wireless EBITDA in evaluating profitability trends after our two Mexico wireless acquisitions in 2015, and our investments in building a nationwide LTE network by end of 2018. Management uses Latin America EBITDA in evaluating the ability of our Latin America operations to generate cash to finance its own operations.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Consumer Mobility segment operating margin and our supplemental AT&T Mobility operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. Management compensates for these limitations by carefully analyzing how its competitors present performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
Net Income	$3,574	$3,885
Additions:
Income Tax Expense	1,804	2,122
Interest Expense	1,293	1,207
Equity in Net (Income) Loss of Affiliates	173	(13)
Other (Income) Expense - Net	20	(70)
Depreciation and amortization	6,127	6,563
EBITDA	12,991	13,694

Total Operating Revenues	39,365	40,535
Service Revenues	36,456	37,101

EBITDA Margin	33.0%	33.8%
EBITDA Service Margin	35.6%	36.9%

Segment EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
Business Solutions Segment
Segment Contribution	$4,360	$4,299
Additions:
Depreciation and amortization	2,312	2,508
EBITDA	6,672	6,807

Total Segment Operating Revenues	16,848	17,609

Segment Operating Income Margin	25.9%	24.4%
EBITDA Margin	39.6%	38.7%

Entertainment Group Segment
Segment Contribution	$1,597	$1,595
Additions:
Equity in Net (Income) Loss of Affiliates	6	(3)
Depreciation and amortization	1,419	1,488
EBITDA	3,022	3,080

Total Segment Operating Revenues	12,623	12,658

Segment Operating Income Margin	12.7%	12.6%
EBITDA Margin	23.9%	24.3%

Consumer Mobility Segment
Segment Contribution	$2,339	$2,494
Additions:
Depreciation and amortization	873	922
EBITDA	3,212	3,416

Total Segment Operating Revenues	7,740	8,328
Service Revenues	6,609	6,943

Segment Operating Income Margin	30.2%	29.9%
EBITDA Margin	41.5%	41.0%
EBITDA Service Margin	48.6%	49.2%

International Segment
Segment Contribution	$(100)	$(184)
Additions:
Equity in Net (Income) of Affiliates	(20)	(14)
Depreciation and amortization	290	277
EBITDA	170	79

Total Segment Operating Revenues	1,929	1,667

Segment Operating Income Margin	-6.2%	-11.9%
EBITDA Margin	8.8%	4.7%

Supplemental AT&T Mobility EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
AT&T Mobility
Operating Income	$5,172	$5,274
Add: Depreciation and amortization	1,997	2,056
EBITDA	7,169	7,330

Total Operating Revenues	17,167	17,954
Service Revenues	14,538	14,798

Operating Income Margin	30.1%	29.4%
EBITDA Margin	41.8%	40.8%
EBITDA Service Margin	49.3%	49.5%

Supplemental Latin America EBITDA and EBITDA Margin
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
International - Latin America
Operating Income	$77	$53
Add: Depreciation and amortization	214	196
EBITDA	291	249

Total Operating Revenues	1,341	1,130

Operating Income Margin	5.7%	4.7%
EBITDA Margin	21.7%	22.0%

Supplemental Mexico EBITDA and EBITDA Margin
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
International - Mexico
Operating Income	$(197)	$(251)
Add: Depreciation and amortization	76	81
EBITDA	(121)	(170)

Total Operating Revenues	588	537

Operating Income Margin	-33.5%	-46.7%
EBITDA Margin	-20.6%	-31.7%

Adjusting Items

Adjusting items include revenues and costs we consider nonoperational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often significant impact on our fourth-quarter results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses.) Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude can drive a change in the effective tax rate, reflect the actual tax expense or combined marginal rate of approximately 38%. For years prior to 2017, adjustments related to Mexico operations were taxed at the 30% marginal rate for Mexico.

Adjusting Items
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
Operating Expenses
DIRECTV and other video merger integration costs	$127	$173
Mexico merger integration costs	39	81
Time Warner merger costs	41	-
Wireless merger integration costs	-	42
Employee separation costs	-	25
(Gain) loss on transfer of wireless spectrum	(118)	(736)
Adjustments to Operations and Support Expenses	89	(415)
Amortization of intangible assets	1,202	1,351
Adjustments to Operating Expenses	1,291	936
Other
Merger related interest expense and exchange fees [1]	109	16
(Gain) loss on sale of assets, impairments and other adjustments	257	4
Adjustments to Income Before Income Taxes	1,657	956
Tax impact of adjustments	556	331
Adjustments to Net Income	$1,101	$625
[1] Includes interest expense incurred on the debt issued prior to the close of merger transactions and fees associated with the exchange of DIRECTV notes for AT&T notes.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA Service Margin
Dollars in millions	Three Months Ended
	March 31,
	2017	2016
Operating Income	$6,864	$7,131
Adjustments to Operating Expenses	1,291	936
Adjusted Operating Income	8,155	8,067

EBITDA	12,991	13,694
Adjustments to Operations and Support Expenses	89	(415)
Adjusted EBITDA	13,080	13,279

Total Operating Revenues	39,365	40,535
Service Revenues	36,456	37,101

Operating Income Margin	17.4%	17.6%
Adjusted Operating Income Margin	20.7%	19.9%
Adjusted EBITDA Margin	33.2%	32.8%
Adjusted EBITDA Service Margin	35.9%	35.8%

Adjusted Diluted EPS
	Three Months Ended
	March 31,
	2017	2016
Diluted Earnings Per Share (EPS)	$0.56	$0.61
Amortization of intangible assets	0.13	0.14
Merger integration and other items[1]	0.03	0.03
Asset abandonments, impairments and other adjustments	0.03	0.02
(Gain) loss on transfer of wireless spectrum	(0.01)	(0.08)
Adjusted EPS	$0.74	$0.72
Year-over-year growth - Adjusted	2.8%
Weighted Average Common Shares Outstanding with Dilution (000,000)	6,186	6,190
[1]Includes combined merger integration items, merger-related interest expense and DIRECTV exchange fees.

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. The Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by annualized Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt. Annualized Adjusted EBITDA is calculated by annualizing the year-to-date Adjusted EBITDA.

Net Debt to Adjusted EBITDA
Dollars in millions	Three Months Ended
	Mar. 31,	YTD
	2017	2017
Adjusted EBITDA	$13,080	$13,080
Annualized Adjusted EBITDA		52,320
End-of-period current debt		12,681
End-of-period long-term debt		120,568
Total End-of-Period Debt		133,249
Less: Cash and Cash Equivalents		14,884
Net Debt Balance		118,365
Annualized Net Debt to Adjusted EBITDA Ratio		2.26

Supplemental Operational Measures

We provide a supplemental discussion of our domestic wireless operations that is calculated by combining our Consumer Mobility and Business Solutions segments, and then adjusting to remove non-wireless operations. The following table presents a reconciliation of our supplemental AT&T Mobility results.

Supplemental Operational Measure
	Three Months Ended
	March 31, 2017				March 31, 2016
	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility	Consumer Mobility	Business Solutions	Adjustments[1]	AT&T Mobility
Operating Revenues
Wireless service	$6,609	$7,929	$-	$14,538	$6,943	$7,855	$-	$14,798
Fixed strategic services	-	2,974	(2,974)	-	-	2,751	(2,751)	-
Legacy voice and data services	-	3,630	(3,630)	-	-	4,373	(4,373)	-
Other service and equipment	-	817	(817)	-	-	859	(859)	-
Wireless equipment	1,131	1,498	-	2,629	1,385	1,771	-	3,156
Total Operating Revenues	7,740	16,848	(7,421)	17,167	8,328	17,609	(7,983)	17,954

Operating Expenses
Operations and support	4,528	10,176	(4,706)	9,998	4,912	10,802	(5,090)	10,624
EBITDA	3,212	6,672	(2,715)	7,169	3,416	6,807	(2,893)	7,330
Depreciation and amortization	873	2,312	(1,188)	1,997	922	2,508	(1,374)	2,056
Total Operating Expense	5,401	12,488	(5,894)	11,995	5,834	13,310	(6,464)	12,680
Operating Income	$2,339	$4,360	$(1,527)	$5,172	$2,494	$4,299	$(1,519)	$5,274
[1] Non-wireless (fixed) operations reported in Business Solutions segment.

We provide a supplemental presentation of the Latin America and Mexico Wireless operations within our International segment. The following table presents a reconciliation of our International segment.

Supplemental International
	Three Months Ended
	March 31, 2017			March 31, 2016
	Latin America	Mexico	International	Latin America	Mexico	International
Operating Revenues
Video Service	$1,341	$-	$1,341	$1,130	$-	$1,130
Wireless Service	-	475	475	-	455	455
Wireless Equipment	-	113	113	-	82	82
Total Operating Revenues	1,341	588	1,929	1,130	537	1,667

Operating Expenses
Operations and support	1,050	709	1,759	881	707	1,588
Depreciation and amortization	214	76	290	196	81	277
Total Operating Expense	1,264	785	2,049	1,077	788	1,865
Operating Income	77	(197)	(120)	53	(251)	(198)
Equity in Net Income of Affiliates	20	-	20	14	-	14
Segment Contribution	$97	$(197)	$(100)	$67	$(251)	$(184)